EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Richard D. Bailey, in the capacity of the officer who performs the functions of Principal Executive Officer of Conihasset Capital Partners, Inc., a Delaware corporation (the “Registrant”), certifies that:

1. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 9/1/2006	/s/Richard D. Bailey
Richard D. Bailey Chief Executive Officer